Summary
Description
Count
UPB
% of Total UPB
Current 8082 $1,494,189,672.89 93.51%
Delinq 696 $103,687,530.65 6.48%
Total 8778 $1,597,877,203.54
Average UPB $182,032.04 WAM(Months) 350
WACLTV 83.66% WAC 7.14%
Del Trigger Target Actual n/a
Loan with Pre.
Penalties
Loss Severity 0.00% Pymt Velocity
Rate Type Stratification
Description
Count
UPB % of Total UPB
ARM 6286 $1,265,454,403.24 79.19%
Fixed Rate 2492 $332,422,800.30 20.80%
Top 5 States
State
Count
UPB % of Total UPB
CA 1509 $494,631,863.78 30.95%
FL 761 $130,123,321.29 8.14%
AZ 646 $92,979,871.06 5.81%
IL 585 $104,281,458.27 6.52%
TX 463 $50,920,476.79 3.18%
LTV Stratification
Range
Count
UPB % of Total UPB
< 65% 479 $58,076,442.12 3.63%
65% - < 75% 515 $95,853,164.51 5.99%
75% - < 85% 3185 $630,336,639.30 39.44%
85% - < 95% 3912 $740,584,502.90 46.34%
95% - < 100% 479 $50,449,519.10 3.15%
> 100% 208 $22,576,935.61 1.41%
FICO Stratification
Range
Count
UPB
% of Total UPB
N/A 8615 $1,572,324,173.96 98.40%
300 - < 400 0 $0.00 0.00%
400 - < 500 12 $2,254,407.92 0.14%
500 - < 600 86 $11,587,226.54 0.72%
600 - < 700 59 $10,476,112.56 0.65%
700 - < 850 6 $1,235,282.56 0.07%
UPB Stratification
Range
Count
UPB
% of Total UPB
0 - < $25K 147 $3,629,647.61 0.22%
$25K - < $75K 1552 $84,472,799.02 5.28%
$75K - < $150K 3044 $337,793,516.82 21.14%
$150K - < $200K 1185 $204,964,296.33 12.82%
> $200K 2850 $967,016,943.76 60.51%
Interest Rate Stratification
Range
Count
UPB
% of Total UPB
0% - < 5% 1 $331,456.70 0.02%
5% - < 10% 8245 $1,571,645,738.61 98.35%
10% - < 15% 532 $25,900,008.23 1.62%
Lien Position Stratification
Position
Count
UPB
% of Total UPB
1 8227 $1,572,298,153.73 98.39%
2 551 $25,579,049.81 1.60%
Variable Rate Loans by Index
Index
Count
UPB
% of Total UPB
6 Mo. LIBOR 6283 $1,264,952,941.38 79.16%
1 Yr. Treas 3 $501,461.86 0.03%
Losses
Prior Losses $0.00
Current Month
L
$0.00
G
$0.00
Total Losses $0.00
Cum. Loss Trig
Target
Actual n/a %
Loan Statistics Dashboard (OTS)
Date: 10/31/2005 2:56:20 PM Deal Number: SAIL 2005-HE1 Report As of: 9/30/2005
Contact Us:
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